UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2009
HearUSA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11655	22-2748248

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Northpoint Parkway West Palm Beach, FL	33407

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 478-8770
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Asset Purchase Agreement among Helix Hearing Inc., Helix Hearing Care of America Corp. and 3371727 Canada Inc.
On April 27, 2009, Helix Hearing Care of America Corp. (the “Seller”) and 3371727 Canada Inc. (“Canada”), both indirect wholly owned subsidiaries of HearUSA, Inc. (“HearUSA” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Helix Hearing Inc. (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased substantially all of the assets of the Seller, including all of the issued and outstanding shares of Canada, with certain exceptions as set forth in the Purchase Agreement (the “Asset Sale”). These assets constitute substantially all of the assets and operations of HearUSA in Canada. In exchange, the Purchaser paid $28.6 million Canadian dollars (approximately $23.7 million U.S. dollars at the opening exchange rate on April 27, 2009), which amount is subject to adjustment under the terms of the Purchase Agreement. All other amounts included in Item 1.01 of this 8-K are in U.S. dollars at the opening exchange rate on April 27, 2009. Pursuant to the Purchase Agreement, a portion of the purchase price will be paid to trade creditors of the Seller and approximately $828,000 will be held in escrow for up to 180 days pending any future claims under the Purchase Agreement.
The Seller has made customary representations and warranties in the Purchase Agreement regarding legal and business matters of the Seller and Canada. Additionally, HearUSA agreed to guarantee the obligations of the Seller under the Purchase Agreement, the Escrow Agreement and an accounts receivable trust agreement.
The Seller and HearUSA also entered into a Noncompetition Agreement with the Purchaser pursuant to which the Seller and HearUSA agreed not to directly or indirectly compete in the business of marketing, distributing and selling hearing aids to product end-users in Canada for a period of five years.
Support and Management Services Agreement between HearUSA, Inc. and Helix Hearing Inc.
On April 27, 2009, in connection with the execution of the Purchase Agreement and the completion of the Asset Sale, HearUSA entered into a Support and Management Services Agreement (the “Support Agreement”) with the Purchaser to provide certain ongoing services to the Purchaser for 18 months. Pursuant to the agreement, HearUSA will provide training, installation and support services for 18 months in exchange for monthly payments totaling approximately $1.16 million and transition support services for up to 9 months for quarterly payments totaling approximately $331,000. The Support and Management Services Agreement includes customary representations and warranties.
Pursuant to a separate agreement between HearUSA and a third party, HearUSA sold the right to the approximately $1.16 million of its fee over 18 months for training, installation and support services under the Support Agreement in exchange for a lump-sum payment of approximately $1.11 million at the closing of the Asset Sale.

License Agreement between HearUSA, Inc. and Helix Hearing Care of America Corp.
On April 24, 2009, in contemplation of the execution of the Purchase Agreement and the completion of the Asset Sale, HearUSA entered into a License Agreement with the Seller, which was assigned to the Purchaser as part of the Asset Sale on April 27, 2009. Pursuant to the License Agreement, HearUSA granted to the Seller a perpetual, non-transferable, non-exclusive license to use proprietary customer management software related to the operation of the business acquired by the Purchaser in the Asset Sale. The license is valid for use by the Purchaser in Canada. The License Agreement includes customary representations and warranties, including that the use of the software licensed thereunder will not infringe the intellectual property rights of any third party.
HearUSA expects proceeds of approximately $20.0 million in cash from these transactions after the settlement of the remaining Canadian liabilities, taxes, transaction costs and closing adjustments. The Company is required to use approximately 50% of these proceeds to pay down debt under its acquisitions line of credit. The shareholders of HearUSA will not receive any direct consideration in connection with this transaction and will retain their existing rights as shareholders.
The Company knows of no material relationships between it or its affiliates and the Purchaser other than in respect of the Asset Sale and related agreements.
A copy of the Purchase Agreement is attached as Exhibit 10.1. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement may be qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties to the Purchase Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 27, 2009, HearUSA and the Seller completed the sale of substantially all of the assets related to HearUSA’s Canadian operations. The information under Item 1.01 above is incorporated herein by this reference.
Item 8.01 Other Events.
On April 27, 2009, HearUSA issued a press release announcing the execution of the Purchase Agreement and the completion of the Asset Sale, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
In accordance with Item 9.01(b), the following pro forma financial statements are furnished herewith as Exhibit 99.2:
I. Unaudited Pro Forma Consolidated Balance Sheet as at December 27, 2008
II. Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 27, 2008
III. Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 29, 2007
IV. Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 30, 2006.
(d) Exhibits.

Exhibit.	Exhibit Description
10.1	Asset Purchase Agreement among Helix Hearing Inc., Helix Hearing Care of America Corp. and 3371727 Canada Inc., dated April 27, 2009

99.1	Press Release, dated April 27, 2009

99.2	Pro Forma Financial Statements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
Date: May 1, 2009	By:	/s/ Stephen J. Hansbrough
		Name:	Stephen J. Hansbrough
		Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit.	Exhibit Description
10.1	Asset Purchase Agreement among Helix Hearing Inc., Helix Hearing Care of America Corp. and 3371727 Canada Inc., dated April 27, 2009

99.1	Press Release, dated April 27, 2009

99.2	Pro Forma Financial Statements